UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2006

DAG Media, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	13-3474831
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

125-10 Queens Boulevard, Kew Gardens, NY	11415
(Address of Principal Executive Offices)	(Zip Code)

(718) 520-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
|X|	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

DAG Media, Inc. (the “Company”) has agreed to sell the assets of its two Jewish directories, The Jewish Yellow Pages and The Jewish Master Guide (also known as the Kosher Yellow Pages), to DAG-Jewish Directories, Inc. (“DAG-Jewish”), a buying entity that was established by a group of sales agencies’ owners and a few employees of the Company. The pending purchase price of the Jewish Directories is $875,000 plus an assumption of the accounts payable and all other agreed upon liabilities at the day of the closing. $291,667 of the purchase price will be paid in cash at the closing and the balance of the purchase price will be paid in 24 consecutive monthly installments of $25,556.00 each bearing 5% interest, per annum. A definitive asset purchase agreement (the “Agreement”) was executed on February 6, 2006. The Company hired a prominent investment banker to conduct a valuation analysis and to provide a fairness opinion in regards to the value of the directories to the Company’s shareholders.

The consummation of the sale is contingent upon several closing conditions, including the Company’s receipt of shareholder approval, a fairness opinion and a review of the tax and accounting treatment of the transaction by our independent registered public accounting firm. The Company is in the process of preparing a proxy statement which will be mailed to its shareholders, and it will publicly announce the date and time of the special meeting of the shareholders at that time.

The Agreement contains normal and customary representations, warranties and covenants. The Agreement provides, under certain circumstances, for the Company and DAG-Jewish to indemnify each other for breaches of their respective representations, warranties and covenants. In addition, the Agreement provides for transition services agreements to be signed between the Company, Assaf Ran, the Company’s Chief Executive Officer, and DAG-Jewish in order to assist in the transition for both companies.

The foregoing summary of the Agreement and the related services agreements is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed herewith as Exhibit 10.1, and is incorporated, herein by reference.

Item 8.01. Other Events.

On February 6, 2006, the Company issued a press release announcing that, pending shareholder approval, it entered into the Agreement to sell the assets of two of its Jewish directories to DAG-Jewish Directories, Inc. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description
10.1	Asset Purchase Agreement by and between DAG Media, Inc. and DAG-Jewish Directories, Inc.
99.1	Press Release issued February 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAG MEDIA, INC.

Dated: February 10, 2006	By :/s/ Assaf Ran
Name: Assaf Ran
	Title:	President and Chief Executive Officer